Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-22745 on Form S-8 of our report dated June 29, 2010, relating to the statement of net assets available for benefits as of December 31, 2009 (before retrospective adjustments to the financial statements) of Diamond Offshore 401(k) Plan (not presented herein), appearing in this Annual Report on Form 11-K of the Diamond Offshore 401(k) Plan for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Houston, Texas
June 16, 2011

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